Exhibit 99.1

Shareholder Update Call

August 9, 2021

Operator

Good day everyone and welcome to the Sysorex, Inc. Shareholder Update Conference Call.

At this time, I would like to turn the conference over to David Waldman of Crescendo Communications, please go ahead, sir.

David Waldman: Crescendo Communications

Thank you, operator.

Before handing the call over to Management, I’d like to remind listeners that during today’s call, Management may make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements are based on current expectations, forecasts, and assumptions regarding anticipated levels of future performance.

Forward-looking statements involve risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those discussed today. We refer you to a more detailed discussion of these risks and uncertainties in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statements should be considered in light of these factors.

Furthermore, any outlook presented is as of today’s date and management does not undertake any obligation to update these projections in the future as market conditions may change.

With those comments complete, it is my pleasure to turn the call over to Wayne Wasserberg, Chief Executive Officer of Sysorex.

Wayne, the floor is yours.

Wayne Wasserberg, Chief Executive Officer

Thank you, David, and thank you all for joining today.

As we look forward to sharing our financial results in the first quarterly report following the reverse merger between Sysorex and TTM Digital Assets & Technologies next week, I wanted to take this opportunity to speak to each of you, our shareholders, about our business and recent achievements, and perhaps more importantly, the tremendous opportunities within our sights.

At the outset, I want each of you to know that I am keenly aware that our progress will be measured by the success of our Ethereum mining operations, our ability to capitalize on the innovations of the Ethereum Blockchain, the sales and services we provide to Government agencies, and our profitability.

I also recognize that our stock price is an important measure of the progress that we will make in the weeks, months and years to come. The catalysts for this progress will be our ability to: (1) effectively mine Ether, the cryptocurrency fueling the Ethereum Blockchain, for the foreseeable future; (2) repurpose our approximately 10,000 GPUs upon the expected transition to Ethereum 2.0 next year or the following year, to mine other crypto assets, or direct our computational power to other use cases; (3) expand sales of cybersecurity and computer-related equipment to Government agencies and other potential customers; (4) position the Company to support initiatives of governments and businesses to transition information storage or ledger systems to the Ethereum Blockchain and to advance new blockchain initiatives in conjunction with these organizations; (5) work with our strategic investors and third-parties to launch a user-friendly marketplace for Non-Fungible Tokens or NFTs, created by leading artists spanning several industries that will be enhanced by technologies that will allow these NFTs to be viewed in a novel format that should drive adoption; (6) strategically invest in businesses to meet our goal to significantly participate in the value flow of Ethereum, capturing each of these areas as well as decentralized finance or DeFi products that may include decentralized applications or dapps that might focus on lending, remittance and microfinance.

In our TTM Digital Assets business, today, 100% of our revenue is derived through our participation in the Ethereum Blockchain hash rate by making the computational power of our approximately 10,000 GPUs available to receive new Ether just minted by the algorithm. Monthly revenue from mining activities is currently ranging from $1,000,000 to $1,500,000 but fluctuates upwards or downwards based on a number of factors, the most important of which is the price of Ether. Ether is currently priced at about $3,100, having increased about 50% in the last month. Sysorex’s mining business is profitable. Taking into account all of the costs associated with mining one Ether, in almost every instance, it costs us less than $250 to mine an Ether, and sometimes substantially less. In the second quarter alone, we mined over 1,600 Ether.

Our plans to participate in other opportunities made available by the technologies enabled by the Ethereum Blockchain will drive additional revenue, and over the next several weeks, we will be in a position to begin to share the details of these endeavors with all of you.

Our Sysorex Government Services business is growing and we expect the results to improve on a year-over-year basis as our SGS and TTM teams work more closely together to offer blockchain technologies solutions and services to an expanded base of current and prospective customers. We are confident that our strategic initiatives will allow us to recognize an increasing larger percentage of our revenues from blockchain technologies.

As many of you are aware, on July 13th, we stopped selling Ether to fund operations following the initial, approximately $8 million closing of a financing in the form of a debenture that will convert into the same type of securities offered in a public offering, which we expect would occur commensurate with plans to up-list to Nasdaq or another national exchange. We are making all efforts to achieve such a listing later this year.

It is also worth noting that several of our new investors are well known in the crypto universe and are strategic to the growth of our business and we expect to close on millions of dollars in additional funding on the same basis as our prior debenture in a second closing, which we expect will take place this month.

As a result of our enhanced balance sheet, to confirm, all newly mined Ether is now being held in our treasury wallet and in the past three weeks alone, we have amassed more than $1,000,000 of Ether at today’s value.

During this third-quarter, we expect several of our growth initiatives surrounding Blockchain technologies to gain traction – both internally to Sysorex and with our strategic partners, and we expect to grow our revenues and increase profitability on a quarter-over-quarter basis during the balance of the year and for the foreseeable future.

Some of you may have heard about the ‘London hard fork’ upgrade to the Ethereum Blockchain, which went into effect last Thursday. The most notable portion of the London hard fork is Ethereum Improvement Protocol – 1559, which changed the algorithm tethered to the base fees that we were historically paid for mining Ether. Currently, every minute, between approximately 2 and 6 Ether are being destroyed by the protocol and taken out of circulation, which we believe may make the crypto asset deflationary over time and should drive further value appreciation. In the first 24-hours of the upgrade, more than $12 million in value of Ether was taken out of circulation and we have seen the price of Ether jump from approximately $2,600 to over $3,000 in less than a week. We have achieved some of most profitable mining days in the last several months following this change to the protocol.

Undoubtedly, this is an exciting time in our history as the only publicly traded, pure-play, Ethereum mining and Ethereum Blockchain technologies company. Transactions on the Ethereum Network are increasing, adoption rates of Ethereum technologies are growing, and our company is at the epicenter of these activities as we adapt our business plan to a full stack approach to the Ethereum Blockchain. An investment in our common stock provides an opportunity to participate in the Ethereum asset class as well as future revenues derived from our plans to advance new business lines that are made possible by the Ethereum Blockchain, supported by our experience working with Governments and other large customers. At this time, we’d like to take questions that may have been submitted to our operator.

Q&A

Closing Remarks, Wayne Wasserberg

Our pipelines in each segment of our business and commensurate revenue prospects are the strongest in our history as a public company. While quarterly and annual reports and future updates will quantify our success, I will be reassessing daily, so we can anticipate areas of challenge should they arise and mobilize our business units and teams to take clear and decisive actions that will deliver results for our Company and for You – our shareholders. We have laid the foundation for a great finish to 2021 and a strong start to 2022. Thank you all for your support and for joining us on this evolution.

Operator: “Ladies and gentlemen, that concludes today’s call, you may now disconnect.”